Exhibit 99.2

GameSquare Completes $70 Million Public Offering

Company to aggressively advance its treasury strategy

Company positioned to become one of the largest public holders of Ethereum

FRISCO, TEXAS / ACCESS Newswire / July 17, 2025 / GameSquare Holdings, Inc.

(NASDAQ: GAME), (“GameSquare”, or the “Company”), a next-generation media, entertainment, and technology company, today announced the pricing of its previously announced underwritten public offering for the sale of 46,666,667 shares of common stock at a price of $1.50 per share for expected aggregate gross proceeds of approximately $70 million before deducting underwriting discounts and commissions and offering expenses. The Company will use most of the offering proceeds to significantly increase its Ethereum (“ETH”) position, supported by its previously announced strategic alliance with Dialectic, a globally recognized leader in crypto-native capital management and yield generation.

“This raise marks a pivotal milestone for GameSquare,” said Justin Kenna, CEO of GameSquare. “It enables us to move with speed and scale to continue to build what we believe is one of the most ambitious Ethereum treasury strategies in the public markets. Our goal is to transform a traditional treasury function into a high-performance business vertical generating durable, recurring cash flows.”

Kenna continued, “With over $78 million in new capital now secured between our two offerings, we’re targeting significant ETH acquisitions deployed across strategies engineered by Dialectic, which have historically generated 8–14% on-chain yields. We believe this approach, combined with staking income and potential ETH appreciation, has the potential to deliver millions in annual incremental revenue. That cash flow can fund further ETH purchases and support broader growth initiatives across our platform.”

“This continued dedication to our ETH strategy reflects the growing success and strong performance of our initiatives, as we focus on driving long-term value for our shareholders,” concluded Mr. Kenna.

Lucid Capital Markets is acting as the sole book-running manager for the offering.

In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 7,000,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on or about July 18, 2025, subject to customary closing conditions.

The offering is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on March 4, 2025, and declared effective by the SEC on June 4, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan Esports, one of the most prominent and influential gaming organizations in the world. With one of the largest gaming media networks in North America, as verified by Comscore, we are reshaping the landscape of digital media and immersive entertainment.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Corporate Contact

Lou Schwartz, President
Phone: (216) 464-6400
Email: ir@gamesquare.com

Investor Relations

Andrew Berger
Phone: (216) 464-6400
Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold
Phone: (254) 855-4028
Email: pr@gamesquare.com